                                                          Clayton Utz
                                                          Lawyers
                                                          Levels 19-35
                                                          No. 1 O'Connell Street
                                                          Sydney NSW 2000
22 February 2007                                          Australia

                                                          PO Box H3
                                                          Australia Square
Securitisation Advisory Services Pty Limited              Sydney NSW 1215
Level 8                                                   DX 370 Sydney
48 Martin Place
SYDNEY  NSW   2000                                        T  +61 2 9353 4000
                                                          F  +61 2 8220 6700
Our reference: 11457/13327/80050681                       www.claytonutz.com

Dear Sirs

COMMONWEALTH BANK OF AUSTRALIA: MEDALLION TRUST SERIES 2007-1G

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in
connection with the preparation of the Registration Statement on Form S-3 (file number 333-136516) (the "REGISTRATION STATEMENT") and the Base Prospectus dated
8 February 2007 (the "BASE PROSPECTUS") and Prospectus Supplement dated 21
February 2007 (the "PROSPECTUS SUPPLEMENT") forming a part thereof (together, the "PROSPECTUS") filed with the Securities and Exchange Commission under the
United States Securities Act of 1933, as amended.

The prospectus relates to the offer and sale of Class A-1 Mortgage Backed
Floating Rate Notes to be issued by Perpetual Trustee Company Limited as issuer trustee of the Medallion Trust Series 2007-1G (the "Offered Notes").

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.   DOCUMENTS

     We have examined the following documents filed as exhibits to the
     Registration Statement:

     (a)  a conformed copy of the Master Trust Deed dated 8 October 1998 (as amended) between SAS and Perpetual Trustee Company Limited;

     (b)  the Series Supplement dated 15 February 2007;

     (c)  the Note Trust Deed dated 15 February 2007;

     (d)  the Security Trust Deed dated 15 February 2007;

     (e)  the Liquidity Facility Agreement dated 15 February 2007;

     (f)  the ISDA Master Agreement - Interest Rate Swap Agreement dated 15
          February 2007;

     (g)  the ISDA Master Agreement - CBA Currency Swap Agreement dated 13 March
          2003;

     (h)  the Underwriting Agreement dated 16 February 2007;

     (i)  the Agency Agreement dated 15 February 2007; and

22 February 2007
Securitisation Advisory Services Pty Limited
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     (j)  a copy of the Prospectus.

2.   QUALIFICATIONS

     Our opinion is subject to the following qualifications.

     (a)  We express no opinion as to any laws other than the laws of each
          Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States.

     (b)  Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Base
          Prospectus and in the Prospectus Supplement.

3.   OPINION

     Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters"
     in the Base Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the
     Offered Notes, we hereby confirm that the opinions set forth in the Base
     Prospectus under the heading "Australian Tax Matters" which discuss the material Australian income tax consequences of the purchase ownership and disposition of the Offered Notes (as modified by the statements, if any, in the related Prospectus Supplement for the Offered Notes) accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented in the Base Prospectus under the heading "Australian Tax Matters"
     (as modified by the related Prospectus Supplement for the Offered Notes)
     will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation
     Office positions or judicial decisions, any of which may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-3 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters" and "Enforcement of Foreign
Judgments in Australia" in the Base Prospectus and under the heading "Legal
Matters" in the Base Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

/s/ Allan Blaikie
ALLAN BLAIKIE, PARTNER
+61 2 9353 4201
ablaikie@claytonutz.com